DEAN HELLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Articles of Incorporation

(PURSUANT TO NRS 78)

Entity # E0151462006-6
Document Number: 20060134350-04
Date Filed: 3/2/2006 2:30:35 PM
In the office of
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	LEGENDS BUSINESS GROUP, INC.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC Services of Nevada, Inc. (Name) 502 East John Street (Street Address), Carson City (City), Nevada 89706 (Zip Code) Optional Mailing Address / City / State / Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 500,000,000 Par value: $ 0.001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. LARRY POWALISZ (Name) 1375 SEMORAN BLVD. (Street Address), CASSELBERRY (City), FL (State) 32707 (Zip Code) 2. MARK POWALISZ (Name) 1375 SEMORAN BLVD. (Street Address), CASSELBERRY (City), FL (State) 32707 (Zip Code) 3. (Name) Street Address / City / State / Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	CSC Services of Nevada, Inc. (Name) Signature: [signature] 502 East John Street (Address), Carson City (City), NV (State) 89706 (Zip Code)
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. [signature] Authorized Signature of R. A. or On Behalf of R. A. Company 3/1/2006 (Date)

This form must be accompanied by appropriate fees.